Exhibit 23.6

[Letterhead of Mine Development Associates]

CONSENT OF MINE DEVELOPMENT ASSOCIATES

The undersigned, Mine Development Associates, hereby states as follows:

Our firm prepared technical studies and a preliminary assessment as set forth herein (collectively, the “Technical Studies”), concerning ore reserves in the Paredones Amarillos property (study completed in 2005 and updated in 2007) and concerning mineralized material contained in the Long Valley property (study completed in 2003; preliminary assessment completed in 2008), for Vista Gold Corp. (the “Company”), portions of which are summarized under the captions “Item 2. Properties — Paredones Amarillos — Preliminary Feasibility Study” and “Item 2. Properties — Long Valley — Geology” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 (the “Form 10-K”) which in turn is incorporated by reference in this Registration Statement on Form S-8 (this “Registration Statement”), to be filed with the United States Securities and Exchange Commission.

We hereby consent to the incorporation by reference in this Registration Statement of the summary information concerning the Technical Studies, including the references to our firm included with such information, as set forth above in the Form 10-K.

Mine Development Associates

By:	/s/ Neil B. Prenn
	Name:	Neil B. Prenn
	Title:	President

Date: August 14, 2008